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                                                               EXHIBIT 10.15

                                CREDIT AGREEMENT


         CREDIT AGREEMENT, dated as of the 17th day of May, 1996, by and among HEALTHPLAN SERVICES CORPORATION, a corporation organized under the laws of Delaware (the "Borrower"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent for the Lenders.

                              STATEMENT OF PURPOSE

         The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Affiliate" means, with respect to a Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means (a) with respect to an Affiliate of the Borrower or any Subsidiary thereof, the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power,
(b) with respect to an Affiliate of the Agent or any Lender, the power to vote twenty percent (20%) or more of the securities or other equity interests of a Person having ordinary voting power, or (c) with respect to any Person, the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agent" means First Union in its capacity as Agent hereunder, and any successor thereto appointed pursuant to Section 11.9.

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         "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 12.1.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Seventy-Five Million Dollars ($75,000,000).

         "Agreement" means this Credit Agreement, as amended or supplemented from time to time.

         "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

        "Applicable Margin" shall have the meaning assigned thereto in Section 3.1(c).

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 12.11.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate and
(b) the Federal Funds Rate as determined by the Agent plus 1/2 of one percent (1/2%); each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).

         "Borrower" means HealthPlan Services Corporation, a Delaware corporation, and its successors and assigns.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.
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         "Capital Assets" means, with respect to a Person and its Subsidiaries, any asset that would, in accordance with GAAP, be required to be classified or accounted for as a capital asset on a Consolidated balance sheet of such Person.

         "Capital Expenditures" means, with respect to a Person and its Subsidiaries for any period, the aggregate cost of replacement or acquisition of all Capital Assets of such Person and its Subsidiaries during such period, determined on a Consolidated basis in accordance with GAAP.

         "Capital Lease" means any lease of any property by a Person or any Subsidiary thereof at any time as lessee that would, in accordance with GAAP, be required to be classified or accounted for as a capital lease on a Consolidated balance sheet of such Person.

         "Capital Lease Obligation" means, with respect to any Capital Lease, the amount of the obligation of a Person or any of Subsidiary thereof that would, in accordance with GAAP, appear on a Consolidated balance sheet of such Person as a liability in respect of such Capital Lease.

         "Carrier Contracts" means the collective reference to the administrative services contracts between the Borrower or any Subsidiary thereof and the Persons for whom the Borrower or such Subsidiary provides administrative, marketing or other services with respect to health insurance plans of such Persons in the ordinary course of the Borrower's or such Subsidiary's business. Each Carrier Contract which is a Material Contracts is listed on Schedule 1.1(a) hereto.

         "Change in Control" shall have the meaning assigned thereto in Section 10.1(h).

         "Claims Management" means Third Party Claims Management, Inc., a Connecticut corporation and its successors and assigns.

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Article IV shall be satisfied or waived in all respects in a manner acceptable to the Agent.





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         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Collateral" means the assets, property and interests in property of the Credit Parties, whether now owned or hereafter acquired, that shall, from time to time, secure the Obligations as in accordance with the Security Documents and any property or interest provided in addition to or in substitution for any of the foregoing.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(b) hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment.

         "Consolidated" means, when used with reference to financial statements or financial statement items of a Person and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Credit Facility" means the credit facility established pursuant to
Article II hereof.

         "Credit Parties" means the collective reference to the Borrower and the Subsidiary Guarantors.

         "Debt" means, with respect to any Person, all liabilities, obligations and indebtedness (including subordinated indebtedness) of such Person for borrowed money, whether now or hereafter owing or arising and whether primary, secondary, direct, contingent, fixed or otherwise and whether matured or unmatured, including without limitation: (a) all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all Capital Lease Obligations; (d) all obligations to pay the deferred purchase





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price of property or services, and all indebtedness secured by a Lien on property owned by such Person whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (e) all net obligations under any Hedging Agreement.

         "Default" means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, for any period, Net Income of the Borrower and its Subsidiaries for such period plus the sum of the following for such period to the extent deducted in determining such Net Income: (a) Interest Expense, (b) all federal, state, local and foreign income and gross receipt tax expense and
(c) depreciation, amortization and depletion expense, in each case determined on a Consolidated book basis in accordance with GAAP.

         "Earnings Multiple" means, as of any date of determination, Pro Forma EBITDA times two and one-quarter (2.25).

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Agent.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the





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employees of any Credit Party or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who is a member of a group which is under common control with any Credit Party, who together with any Credit Party is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

         "Existing Facility" means the credit agreement dated as of September 30, 1994 by and among Plan Services, Inc., as borrower, and First Union, as bank, as amended, modified or supplemented from time to time.

         "Existing Letters of Credit" means the letters of credit originally issued by First Union under the Existing Facility and reapproved thereby prior to the termination of the Existing Facility on the Closing Date.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 10.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.





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         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published at 11:00 a.m. (Charlotte time) for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Final Maturity Date" means April 30, 2001.

         "First Union" means First Union National Bank of North Carolina, a national banking association, and its successors.

         "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

         "Funded Debt" shall mean, at any date of determination thereof, the aggregate amount of Debt (exclusive of interest) of Borrower and its Subsidiaries which by its terms matures or is otherwise payable more than one year from such date, including any rights of extension or renewal and current maturities of any such Funded Debt.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, applied and maintained on a consistent basis for any applicable Person and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of such Person and its Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or other political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any





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corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantee" means, with respect to a Person, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and are or become regulated by any Governmental Authority,
(c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified.





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         "HPSI" means HealthPlan Services, Inc., a Florida corporation, and its successors and assigns.

         "Informatics" means Healthcare Informatics Corporation, a Florida corporation, and its successors and assigns.

         "Interest Coverage Ratio" means as of any fiscal quarter end of the Borrower, the ratio of (a) the sum of (i) Pro Forma EBITDA less Capital Expenditures each for the period of four consecutive fiscal quarters ending on such fiscal quarter end to (b) Interest Expense for the immediately succeeding four consecutive fiscal quarter period commencing on such fiscal quarter end (calculated using the rates of interest in effect with respect to such Debt and the aggregate outstanding principal amount of Debt of the Borrower and its Subsidiaries in each case as of such fiscal quarter end).

         "Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries (including without limitation, interest expense attributable to Capital Leases) determined on a Consolidated basis in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 3.1(b).

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.11.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "Leverage Ratio" means as of any fiscal quarter end of the Borrower, the ratio of (a) Consolidated Funded Debt as of such fiscal quarter end to (b) Pro Forma EBITDA as of such fiscal quarter end.

         "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Agent, Dollars in the amount of $5,000,000 are being offered to leading





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banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Rate" means a rate per annum (rounded upwards to the nearest 1/100 of 1%) determined by the Agent pursuant to the following formula: (a) LIBOR divided by (b) one (1) minus the Eurodollar Reserve Percentage.

         "LIBOR Rate Loan" means any Loan bearing interest at a rate determined with reference to the LIBOR Rate as provided in Section 3.1(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary thereof shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

        "Loans" means any revolving loans made to the Borrower pursuant to
Section 2.1.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Security Documents, any Hedging Agreement with a Lender and each other document, instrument and agreement executed and delivered by any Credit Party in connection with this Agreement, all as amended, modified or supplemented from time to time.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, Collateral or other properties of the Credit Parties taken as a whole or (b) the ability of any Credit Party to perform its obligations under any Loan Document.

         "Material Contract" means (a) any Carrier Contract or any other contract or agreement, written or oral, of any Credit Party which in any such case generates an amount equal to or greater than fifteen percent (15%) of the revenue of the Borrower (determined on a Consolidated basis) as of the end of the fiscal quarter ending on or immediately prior to any date of determination and (b) any





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contract or agreement not referred to above the cancellation of which could reasonably be expected to have a Material Adverse Effect.

         "Maximum Rate" shall have the meaning assigned thereto in Section
3.1(f).

         "Medirisk Investment" means an investment by the Borrower in Medirisk, Inc., a Florida corporation ("Medirisk"), comprised of the purchase of (a) up to Ten Million Dollars ($10,000,000) of senior subordinated notes; (b) warrants for the purchase of up to 16% of the outstanding shares of series A common stock of Medirisk on a fully diluted basis as of the date of the Securities Purchase Agreement referred to below; and (c) the purchase of Two Million Dollars ($2,000,000) of Medirisk's series B convertible preferred stock, in each case pursuant to the terms of the Securities Purchase Agreement between Medirisk and the Borrower dated as of January 8, 1996 (the "Securities Purchase Agreement").

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six (6) years.

         "Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries determined on Consolidated basis for such period in accordance with GAAP; provided, that there shall be excluded from such net income (a) the net income of any Person not a Wholly-Owned Subsidiary of the Borrower, and the net income of any Person accounted for by the equity method, except in each case to the extent received by the Borrower or a Wholly-Owned Subsidiary in a cash distribution and (b) any cash or non-cash gain or loss of an extraordinary nature.

         "Notes" means the separate Promissory Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

        "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.2(a).





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         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 3.2.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of the Loans, (b) the interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (c) all other payments and other amounts due to the Lenders under the Loan Documents including without limitation all amounts due by the Borrower to any Lender under any Hedging Agreement, and (d) all other fees (including reasonable attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Credit Party to a Lender, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, in each case under or in respect of this Agreement, the Note or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 6.2.

         "Other Taxes" shall have the meaning assigned thereto in Section
3.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "Permitted Acquisition" means an acquisition permitted pursuant to
Section 9.4(a).

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Credit Parties or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Credit Parties or any of their current or former ERISA Affiliates.

         "Person" means an individual, corporation, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.





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         "Pledge Agreements" means the collective reference to the Pledge
Agreements executed by the Borrower and HPSI in favor of the Agent for the ratable benefit of itself and the Lenders, and any other Pledge Agreement executed pursuant to Section 7.12, each substantially in the form of Exhibit F hereto, as amended, modified or supplemented from time to time.

         "Prime Rate" means, at any time, the rate of interest publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest rate charged to its customers.

         "Pro Forma EBITDA" means, as of any date of determination, EBITDA for the period of four consecutive fiscal quarters ending on, or immediately prior to, such date of determination, as set forth on the applicable Officer's Compliance Certificate and financial statements attached thereto, including on a pro forma basis EBITDA for such period attributable to any Permitted Acquisition; provided that EBITDA attributable to any Permitted Acquisition (a) for the calendar month during which such Permitted Acquisition is consummated shall be included in Pro Forma EBITDA on an actual or pro forma basis as determined in accordance with GAAP and (b) for any calendar month following such Permitted Acquisition which is part of the same fiscal quarter during which such Permitted Acquisition is consummated shall be included in Pro Forma EBITDA on an actual basis.

         "Register" shall have the meaning assigned thereto in Section
12.11(d).

         "Required Lenders" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

         "Revolver Termination Date" means the first to occur of (a) the termination of the Credit Facility in accordance with Section 2.6 or (b) the second anniversary of the Closing Date.



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         "Security Documents" means the collective reference to the Pledge
Agreements, the Subsidiary Guaranty Agreements and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in the Collateral securing the Obligations or such Person guaranties the payment and/or performance of the Obligations.

         "Solvent" means, as to any Person on a particular date, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) does not reasonably believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature and (c) is not insolvent within the meaning of the federal bankruptcy laws, Title 11, U.S.C. Section 101(32)

         "Subordinated Debt" means any unsecured Debt of the Borrower or any Subsidiary subordinated in right and time of payment to the Obligations on terms satisfactory to the Agent and Lenders.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock, partnership interest or other equity interests is at the time, directly or indirectly, owned by such Person. Unless otherwise specified, references herein to any Subsidiary shall mean a Subsidiary of the Borrower.

         "Subsidiary Guarantors" means each Subsidiary of the Borrower who executed a Subsidiary Guaranty (a) on the Closing Date or (b) after such date in accordance with Section 7.12.

         "Subsidiary Guaranty Agreements" means the collective reference to each unconditional guaranty agreement executed by the Subsidiary Guarantor party thereto in favor of itself for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit G hereto, as amended, modified or supplemented from time to time.

        "Taxes" shall have the meaning assigned thereto in Section 3.11(a).

        "Term-Out Amount" shall have the meaning assigned thereto in Section
2.7.





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         "Term-Out Period" means the period from the Revolver Termination Date through and including the Final Maturity Date.

         "United States" means the United States of America.

         "Wholly-Owned Subsidiary" means a Subsidiary all of the shares of the capital stock or other ownership matters of which are, directly or indirectly, owned or controlled by a Credit Party and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2. General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3.  Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.





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                                   ARTICLE II

                                CREDIT FACILITY

         SECTION 2.1. Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to the Borrower from time to time from the Closing Date through the Revolver Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; provided, that (a) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the lesser of
(i) the Aggregate Commitment and (ii) the Earnings Multiple and (b) the principal amount of outstanding Loans from any Lender to the Borrower shall not at any time exceed such Lender's Commitment. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Revolver Termination Date.

         SECTION 2.2.  Procedure for Advances of Loans.

         (a) Requests for Borrowing. The Borrower shall give the Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) at least three (3) Business Days before each requested borrowing date, in the case of a LIBOR Rate Loan, and at least one (1) Business Day before each requested borrowing date, in the case of a Base Rate Loan, specifying (i) the date of such borrowing, which shall be a Business Day, (ii) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, (iii) the amount of such borrowing, which shall be in the case of any Base Rate Loans an aggregate principal amount of $500,000 or any integral multiple of $500,000 in excess thereof and in the case of any LIBOR Rate Loans an aggregate principal amount of $1,000,000 or any integral multiple of $500,000 in excess thereof and (iv) the requested duration of any Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) Disbursement of Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Agent from time to time. Subject to Section 3.7 hereof, the Agent shall not be obligated to disburse the proceeds of any Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Agent its Commitment Percentage of such Loan.

         SECTION 2.3.  Repayment of Loans.

         (a) Repayment on Final Maturity Date. The Borrower shall repay the outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon and any other outstanding Obligations, on the Final Maturity Date.

         (b) Mandatory Repayment Loans. (i) If at any time the outstanding principal amount of all Loans exceeds the lesser of the Aggregate Commitment and the Earnings Multiple, the Borrower shall repay immediately upon notice from the Agent, by payment to the Agent for the account of the Lenders, the Loans in an amount equal to such excess. During the Term-Out Period, any such repayment shall be applied pro rata to reduce the outstanding principal installments due with respect to the Loans. Each such repayment shall be accompanied by accrued interest on the amount repaid and any amount required to be paid pursuant to Section 3.9.

                 (ii) The Aggregate Commitment shall be permanently reduced by an amount equal to the net proceeds received by the Borrower from the issuance of any Debt permitted by Section 9.1(e) on any such date of receipt. If, as a result of any such reduction, repayment of any Loans are required pursuant to paragraph (i) of this Section 2.3(b), the Borrower on such day of receipt shall make such repayment in accordance with such paragraph.

         (c) Optional Repayments. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $500,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans.
During the Term-Out Period, any such repayment shall be applied to reduce the outstanding principal installments due with respect to the Loans in the inverse order of maturity thereof. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9.

         (d) Limitation on Repayment of LIBOR Rate Loans. Notwithstanding the provisions of Section 2.3(c), the Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.9.

         SECTION 2.4. Promissory Notes. Each Lender's Loans and the obligation of the Borrower to repay such Loans shall be evidenced by a Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

         SECTION 2.5. Optional Permanent Reduction of the Aggregate Commitment. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $1,000,000 or any whole multiple of $500,000 in excess thereof; provided, that each such permanent reduction shall be accompanied by a prepayment of principal sufficient to reduce the aggregate outstanding Loans of the Lenders after such reduction to the lesser of the Aggregate Commitment as so reduced and the Earnings Multiple, by accrued interest on the amount so paid and by any payment required under Section 3.9 hereof. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations and termination of the Credit Facility. If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.9 hereof.

         SECTION 2.6. Termination of Credit Facility. The Credit Facility shall terminate and all outstanding Obligations shall be paid in full on the earliest of (a) the Final Maturity Date, (b) the date of termination by the Borrower pursuant to Section 2.5, and (c) the date of termination by the Agent on behalf of the Lenders pursuant to Section 10.2(a).

         SECTION 2.7. Term-Out of Loans. Subject to the satisfaction on the Revolver Termination Date of the provisions of Section 4.3, the aggregate principal balance of Loans then outstanding (the "Term-Out Amount") shall term out in accordance with this Section 2.7. The Term-Out Amount shall be payable in bi-annual principal installments on the last Business Day of the applicable calendar month as specified below. Such installments shall be in an amount equal to the product of the Term-Out Amount multiplied by the following percentages on the following dates:

             Date                                           Percentage
             ----                                           ----------
         November 30, 1998                                  13.3%

         April 30, 1999                                     13.3%

         November 30, 1999                                  16.7%

         April 30, 2000                                     16.7%

         November 30, 2000                                  20.0%

         April 30, 2001                                     20.0%


         SECTION 2.8. Use of Proceeds. The Borrower shall use the proceeds of the Loans (a) to pay in full all Obligations outstanding under the Existing Facility and terminate the Existing Facility,
(b) to finance Permitted Acquisitions and (c) for working capital and other general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.



                                  ARTICLE III

                            GENERAL LOAN PROVISIONS

         SECTION 3.1.  Interest.

         (a)     Interest Rate Options.  Subject to the provisions of this
Section 3.1, at the election of the Borrower, the aggregate principal balance of the Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to
Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", each Loan or portion thereof
bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan".   Any
Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 3.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2) or three (3) months with respect to each LIBOR Rate Loan; provided that:

              (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

             (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

             (iv) no Interest Period shall be selected so as to require any payment under Section 3.9 as a result of the term-out payments to be made pursuant to Section 2.7 and no Interest Period shall extend beyond the Final Maturity Date; and

              (v) there shall be no more than five (5) Interest Periods outstanding at any time.

         (c)     Applicable Margin.  The Applicable Margin provided for in
Section 3.1(a) with respect to the Loans (the "Applicable Margin") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 4.2(e)(ii) and (ii) for each fiscal quarter thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

  Leverage Ratio                                 Applicable Margin                  Applicable Margin
  --------------                                     Per Annum                          Per Annum
                                                    Base Rate +                        LIBOR Rate +
                                                    -----------                        ------------
  Greater than                                         0.75%                              1.75%
  1.75 to 1.00

  Greater than
  1.00 to 1.00 but less than or equal                  0.50%                              1.50%
  to 1.75 to 1.00

  Less than or equal to 1.00 to 1.00                   0.25%                              1.25%


Adjustments, if any, in the Applicable Margin shall be made by the Agent on the tenth (10th) Business Day after receipt by the Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. Subject to Section 3.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 6.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

         (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payments; Interest and Fee Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each fiscal quarter commencing June 30, 1996 and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto. All interest rates, fees and other commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 3.2. Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans, (b) upon the expiration of any Interest Period, convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $500,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (c) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Agent irrevocable prior written notice in the form attached as Exhibit C (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 3.3.  Fees.

         (a) Commitment Fee. Commencing on the Closing Date, a non-refundable commitment fee shall accrue at a rate per annum equal to one quarter of one percent (1/4%) on the average daily unused portion of the Aggregate Commitment. Such commitment fee shall be payable by the Borrower to the Agent, for the account of the Lenders, in arrears on the last Business Day of each fiscal quarter during the period from the date hereof through and including the Revolver Termination Date with the first such payment due on June 30, 1996.

         (b) Agent's and Other Fees. In order to compensate the Agent for structuring the Loans and for its obligations as Agent hereunder, the Borrower agrees to pay to the Agent the fees set forth in the separate fee letter agreement executed by the Borrower dated May 17, 1996 (other than the upfront fees which are due and payable pursuant to the terms of Section 3.3(c)). The administrative fee referred to therein shall be payable in advance on the Closing Date, on the first anniversary thereof for the period commencing on such date and ending on June 29, 1997 and quarterly thereafter commencing on June 30 1997.

         (c) Upfront Fees. The Agent shall receive on the Closing Date for the account of the Lenders an upfront fee for each Lender equal to one-eighth of one percent (1/8%) of the Commitment of each Lender as set forth on Schedule 1.1(b).

         SECTION 3.4. Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Agent at the Agent's Office for the account of the Lenders pro rata in accordance with their respective Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Agent of each such payment, the Agent shall credit each Lender's account with its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Agent of Agent's fees or expenses shall be made for the account of the Agent and any amount payable to any Lender under Sections 3.7,
3.8 or 3.9 shall be paid to the Agent for the account of such Lender. Subject to Section 3.1(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 3.5. Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes and any termination payments due in respect of a Hedging Agreement with any Lender (pro rata in accordance with all such amounts due), then to the principal amount of the Notes, in that order.

         SECTION 3.6. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the

Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 3.7. Nature of Obligations of Lenders Regarding Loans; Assumption by the Agent. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Agent may assume that such Lender has made such portion available to the Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by the Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error.
If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days of such borrowing date, the Agent shall be entitled to recover such amount made available by the Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 3.8.  Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Agent or any Lender (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Agent or such Lender for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

               (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the net result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within five (5) days after such notice by the Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.8(c); provided, that the Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank or domestic certificate of deposit market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 3.9. Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any portion of the Loans (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank or domestic certificate of deposit market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 3.10. Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction.
A certificate as to such amounts submitted to the Borrower and the Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 3.11.  Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof and (iii) in the case of each Lender and the Agent, income and franchise taxes imposed by the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 3.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes (other than excise and property taxes to which the Lenders would have been subject in the absence of this Agreement), levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (such taxes, other than any such taxes which are excluded from the indemnity provide by Section 3.11(a), are hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including, to the extent resulting from late payment by the Borrower or any Subsidiary thereof, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

         (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the payment in full of the Obligations and the termination of the Credit Facility.

                                   ARTICLE IV

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 4.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202 at 10:00 a.m. on May 17, 1996, or on such other date as the parties hereto shall mutually agree.

         SECTION 4.2. Conditions to Closing and Initial Loans. The obligation of the Lenders to close this Agreement and to make the initial Loan is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. The following Loan Documents, in form and substance reasonably satisfactory to the Agent and each Lender:

                 (i)              this Agreement;

                 (ii)             the Notes;

                 (iii) the Pledge Agreements executed by the Borrower and HPSI; and

                 (iv) the Subsidiary Guaranty Agreements executed by HPSI, Claims Management and Informatics shall have been duly authorized, executed and delivered by the applicable Credit Parties, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and such Credit Parties shall have delivered original counterparts thereof to the Agent.


         (b)     Collateral

                 (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the Collateral shall have been filed or recorded in all appropriate locations and the Agent shall have received evidence satisfactory to the Agent that such security interests constitute valid and perfected first priority Liens therein subject only to Liens permitted by Section 9.3.

                 (ii) Pledged Stock. The Agent shall have received original stock certificates evidencing the capital stock pledged pursuant to the Pledge Agreements, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof.

                 (iii) UCC-11 Searches. The Credit Parties shall have delivered the results of UCC-11 searches of all filings made against such Credit Parties under the Uniform Commercial Code as in effect in any state in which any of their offices or Collateral is located, indicating among other things that their assets are free and clear of any Lien, except for the Liens permitted by Section 9.3.

                 (iv) Insurance. The Agent shall have received certificates of insurance and certified copies of insurance policies in the form required under Section 7.3 and the Security Documents and otherwise in form and substance reasonably satisfactory to the Agent.


         (c)     Closing Certificates and Opinions; etc.

                 (i) Certificate of the Borrower. The Agent shall have received a certificate dated as of the Closing Date from the Borrower, in form and substance satisfactory to the Agent, certifying on behalf of the Credit Parties that all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects; that no Credit Party is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Credit Parties have satisfied each of the closing conditions to be satisfied thereby which has not been waived by the Agent and Required Lenders.

                 (ii) Certificate of Secretary of each Credit Party. The Agent shall have received a certificate of the secretary or assistant secretary of each Credit Party certifying on behalf of such Credit Party, as applicable, that attached thereto is a true and complete copy of the articles of incorporation of such Credit Party and all amendments thereto; that attached thereto is a true and complete copy of the bylaws of such Credit Party; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party, authorizing, in the case of the Borrower, the borrowings contemplated hereunder and, in the case of each of the Credit Parties, the execution, delivery and performance of this Agreement and the other Loan Documents; and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which such Credit Party is a party.

                 (iii) Certificates of Good Standing. The Agent shall have received certificates of good standing from the jurisdiction of incorporation of each Credit Party and, to the extent requested by the Agent, certificates of authority to do business from each jurisdiction where any Credit Party is authorized to do business.

                 (iv) Opinions of Counsel. The Agent shall have received favorable opinions of counsel to the Credit Parties, dated as of the Closing Date and addressed to the Agent and Lenders, in form and substance satisfactory to the Agent; which opinion shall cover, without limitation, perfection of the Agent's security interest in the Collateral to the extent such security interest can be perfected by filing UCC-1 financing statements.

         (d)     Consents; Defaults.

                 (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

                 (ii) Permits and Licenses. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the conduct of business by the Credit Parties shall have been obtained and remain in full force and effect.

                 (iii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                 (iv) No Material Adverse Change. There shall not have occurred any material change in the Collateral, business, properties, business prospects, financial condition or results of operations of the Credit Parties, or in any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

                 (v) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (e)     Financial Matters.

                 (i) Financial Statements. The Agent shall have received (A) audited Consolidated financial statements for the Fiscal Year of the Borrower and its Subsidiaries ended December 31, 1995, (B) unaudited Consolidated financial statements for the of the Borrower and its Subsidiaries for the fiscal quarter period ended March 31, 1996, and (C) such other financial information as may be reasonably requested by the Agent.

                 (ii) Financial Condition Certificate. The Borrower shall have delivered to the Agent a certificate on behalf of itself and the Credit Parties, in form and substance satisfactory to the Agent, and certified as accurate in all material respects by the chief executive officer or chief financial officer (or other officer acceptable to the Agent) of the Borrower that (A) HPSI's payables are current and not past due more than ninety
(90) days (except for those being contested in good faith by HPSI) and each Credit Party is Solvent, (B) the Borrower's and HPSI's liquidity position as of the date of such certificate is not materially different from the December 31, 1995 financial statements previously furnished to the Agent, (C) attached thereto is a pro forma balance sheet of the Borrower and its Subsidiaries setting forth on a pro forma basis the financial condition of the Borrower and its Subsidiaries as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all material fees and expenses in connection therewith, and evidencing compliance by the Borrower on a pro forma basis with the financial covenants contained in Articles VIII hereof, (D) the financial projections previously delivered to the Agent represent the good faith opinion of the Borrower and senior management thereof as to the projected results contained therein and (E) attached thereto is a calculation of the Applicable Margin as of the Closing Date in accordance with Section 3.1(c).

                 (iii) Payment at Closing; Fee Letters. There shall have been paid by the Credit Parties to the Agent and the Lenders the fees set forth or referenced in Section 3.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in
Section 3.3(b).

         (f)     Miscellaneous.

                 (i) Notice of Borrowing; Disbursement Instructions. The Agent shall have received written instructions from the Borrower to the Agent directing the payment of any proceeds of Loans made under this Agreement that are to be paid on the Closing Date.

                 (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                 (iii) Other Documents. The Credit Parties shall have delivered to the Agent such other documents, certificates and opinions as the Agent may reasonably request.

                 (iv) Existing Facility. The Borrower shall have paid in full and terminated the Existing Facility.

         SECTION 4.3. Conditions to All Loans. The obligations of the Lenders to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

                 (a) Continuation of Representations and Warranties. The representations and warranties made by the Credit Parties contained in Article V and in the other Loan Documents shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such borrowing date, taking into account any revised Schedules forwarded by the Credit Parties to the Agent after the Closing Date; provided that (i) the obligation to update Schedules shall be subject to Section 6.3(f) and the representations and warranties relating to such Schedules shall not be deemed to be inaccurate prior to updating such Schedules pursuant to Section 6.3(f) and (ii) subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed.

                 (b) No Existing Default. The Borrower shall be in compliance with Sections 2.1 and 2.3(b) and no other Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such borrowing date.

                 (c) Officer's Compliance Certificate; Additional Documents. The Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

                                  ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 5.1. Representations and Warranties. To induce the Agent to enter into this Agreement and the Lenders to make the Loans, the Borrower hereby represents and warrants to the Agent and Lenders that:

         (a) Existence; Power; Qualification. Each Credit Party is a duly formed, validly existing corporation organized under the laws of the state of its incorporation and is in good standing under the laws of such state, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified (or otherwise licensed) and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Credit Parties are organized and qualified to do business, including each State where the Borrower or any Subsidiary thereof is licensed as a third party administrator of insurance plans or licensed for utilization review services, are described on Schedule 5.1(a).

         (b) Ownership. Each Credit Party is listed on Schedule 5.1(b). The capitalization of the Credit Parties consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 5.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each are described on Schedule 5.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Subsidiaries of the Borrower, except as described on Schedule 5.1(b).

         (c) Authorization of Agreement, Loan Documents and Borrowings. Each Credit Party has the corporate right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party in accordance with their respective terms. Each of the Loan Documents has been duly executed and delivered by the duly authorized officers of the Credit Parties party thereto, and constitutes the legal, valid and binding obligation of each such Credit Party enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval not previously obtained or violate any Applicable Law relating to the Credit Parties, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, by-laws or any other contract or agreement to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens permitted pursuant to Section 9.3.

         (e) Compliance with Law; Governmental Approvals. Each Credit Party (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business (except where the failure to have any such approval could not reasonably be expected to have a Material Adverse Effect), each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in all material respects with all other Applicable Laws relating to it or any of its respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         (f) Tax Returns and Payments. Each Credit Party has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against any Credit Party with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Credit Party in respect of federal, state, local and other taxes for all fiscal years and portions thereof since the formation of such Credit Party are in the judgment of such Credit Party adequate, and the Credit Parties do not anticipate any additional taxes or assessments for any of such years.

         (g)     Franchises, Intellectual Property and Computer Equipment.

                   (v) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Credit Party owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business as now and presently planned to be conducted without any conflict with the rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and the Credit Parties are not liable to any Person for infringement under Applicable Law with respect to any such rights as a result of their business operations.


                 (vi) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Credit Party has such title to or the right to use, by license or other agreement, all computer software programs used thereby as are necessary to permit the Credit Parties to conduct their operations as currently conducted, without any known conflict with the rights of others or any known use by others which conflicts, in any material respect, with the rights of the Credit Parties.

         (h) Environmental Matters. The Credit Parties and their properties and operations are not in violation in any material respect of any applicable Environmental Law; (ii) without limitation of clause (i) above, the Credit Parties and their properties and operations are not in violation in any material respect of any Environmental Law, or subject to any existing, pending or threatened investigation, inquiry or proceeding by any Governmental Authority or to any remedial obligations under any Environmental Law; and (iii) all material notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Credit Parties relating to Hazardous Materials, including, without limitation, past or present treatment, storage, disposal or release of any Hazardous Materials or solid waste by the Credit Parties into the environment, have been obtained or applications for such permits and licenses have been filed and the Credit Parties are in full compliance in all material respects with the requirements of such permits, licenses or authorizations.

         (i) ERISA. Except as set forth on Schedule 5.1(i), the Credit Parties and each ERISA Affiliate are in compliance in all material respects with applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied with respect to any Employee Benefit Plan or any Multiemployer Plan.

         (j) Margin Stock. None of the Credit Parties are engaged principally or as one of their activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent, the Borrower will furnish to the Agent and Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

         (k) Government Regulation. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined in the Investment Company Act of 1940, as amended) and no Credit Party is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. Schedule 5.1(l) sets forth a complete and accurate list of all Material Contracts of the Credit Parties in effect as of the Closing Date and not listed on any other Schedule hereto; other than as set forth in Schedule 5.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof; and there are no material defaults by the Credit Parties (other than as may be disclosed on Schedule 5.1(l)) or, to the best of the Credit Parties' knowledge after due inquiry, by any other party under any such Material Contract. To the extent requested by the Agent, the Credit Parties have delivered to the Agent a true and complete copy of each Material Contract required to be listed on Schedule 5.1(l).

         (m) Employee Relations. Each Credit Party has a stable work force in place and is not, except as set forth on Schedule 5.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Credit Parties know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

         (n) Burdensome Provisions. None of the Credit Parties is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could have a Material Adverse Effect. The Credit Parties do not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) Financial Statements. The Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1995 and the related statements of income and retained earnings and cash flows for the periods then ended, copies of which have been furnished to the Agent, when read together with the other financial information pertaining to the Credit Parties which has heretofore been furnished in writing to the Agent, fairly present the assets, liabilities and financial position of the Credit Parties as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved except as indicated in the notes thereto. The Credit Parties have no material Debt, obligation or other unusual forward or long- term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto (except for such items as are incurred in connection with Permitted Acquisitions or as are incurred in the ordinary course of business in each case after the date thereof), all as required by GAAP.

         (p) No Material Adverse Change. Since December 31, 1995, there has been no material adverse change in the properties, businesses, results of operations, or financial or other condition of the Credit Parties taken as a whole, including, but not limited to, any material adverse change resulting from any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance).

         (q) Solvency. As of the Closing Date and after giving effect to each Loan made on the Closing Date, each Credit Party will be Solvent.

         (r) Titles to Properties. Each Credit Party has such title to the real property owned in fee or leased by it as is appropriate to the conduct of its business, and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the Consolidated balance sheets of the Borrower and its Subsidiaries delivered pursuant to
Section 5.1(o), except those which have been disposed of by the Credit Parties subsequent to such date which dispositions have been in the ordinary course of business.

         (s) Liens. Except as described on Schedule 5.1(s), none of the properties and assets owned by the Credit Parties is subject to any Lien, except Liens permitted pursuant to Section 9.3. No financing statement under the Uniform Commercial Code of any state which names the Credit Parties as debtor and which has not been terminated, has been filed in any state or other jurisdiction and none of the Credit Parties has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed on
Schedule 5.1(s).

         (t) Debt and Guarantees. Schedule 5.1(t) sets forth a complete and correct listing of all Debt and Guarantees of the Credit Parties in excess of $100,000. The Credit Parties have performed and are in compliance with all of the terms of such Debt and Guarantees and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Credit Parties exists with respect to any such Debt or Guarantees. To the extent requested by the Agent, the Credit Parties have delivered to the Agent a true and complete copy of each instrument and agreement evidencing such Debt and Guarantees.

         (u) Litigation. Except as set forth on Schedule 5.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of any Credit Party, threatened against or in any other way relating adversely to or affecting any Credit Party or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There are no material outstanding or unpaid judgments against any Credit Parties.

         (v) Absence of Defaults. (i) No event has occurred or is continuing which constitutes a Default or an Event of Default and (ii) no event has occurred and is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party under any Material Contract (other than this Agreement) or judgment, decree or order to which any Credit Party is a party or by which any Credit Party or any of their respective properties may be bound or which would require any Credit Party to make any payment thereunder prior to the scheduled maturity date therefor, any of which events referred to in this clause (ii) could reasonably be expected to have a Material Adverse Effect.

         (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Credit Parties and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Agent or the Lenders by the Credit Parties in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Credit Parties or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Credit Parties are not aware of any facts which it has not disclosed in writing to the Agent which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.2. Survival of Representations and Warranties, etc. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement or any borrowing hereunder.


                                   ARTICLE VI

                       FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Credit Facility terminated, unless consent has been obtained in the manner set forth in Section 12.12 hereof, the Borrower will furnish or cause to be furnished to the Agent at the Agent's Office set forth in Section 12.1 hereof and to the Lenders at their respective addresses as set forth on Schedule 1.1(b), or such other office as may be designated by the Agent and Lenders from time to time:

         SECTION 6.1.  Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter of each Fiscal Year and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP applied on a basis consistent with that of the preceding period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments.

         (b)     Annual Financial Statements.      As soon as practicable and
in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year, together with audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Agent in accordance with GAAP, applied on a basis consistent with that of the preceding year and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or with respect to accounting principles followed by the Borrower not in accordance with GAAP.

         (c) Annual Projections. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, annual projections for the Borrower and its Subsidiaries for the following Fiscal Year indicating projected balance sheets and earnings for such Fiscal Year.

         (d) Other Financial Information. Such other information regarding the operations, business affairs and financial condition of the Credit Parties and any Subsidiary thereof as the Agent or any Lender may reasonably request.

         SECTION 6.2. Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 6.1 (a) or (b) and at such other times as the Agent shall reasonably request, a certificate of the chief executive officer or chief financial officer (or other officer thereof acceptable to the Agent) of the Borrower in the form of Exhibit D attached hereto (an "Officers Compliance Certificate").

         SECTION 6.3. Notice of Litigation and Other Matters. Prompt (but in no event later than five (5) Business Days after any Credit Party obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any of their properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect;

         (b) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

         (c) any attachment, judgment, lien, levy or order that may be assessed against or threatened against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

         (d) (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any other Material Contract to which any Credit Party is a party or by which any Credit Party or any of such Credit Party's respective property may be bound, which default or event of default referred to in this clause (ii) could reasonably be expected to have a Material Adverse Effect;

         (e) any violation of ERISA or any liability incurred under any Employee Benefit Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect;

         (f)     any event which makes any of the representations set forth in
Section 5.1 inaccurate in any material respect (provided that all Schedules must be updated by the Credit Parties only at each fiscal quarter end by forwarding any such updates to the Agent with the applicable Officer's Compliance Certificate); and

         (g) any proposed amendment, change or modification to, or waiver of any provision of, or any termination of, any Material Contract which could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Credit Facility terminated, unless consent has been obtained in the manner provided for in Section 12.12, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 7.1. Preservation of Existence and Related Matters. Preserve and maintain its separate existence and all material rights, franchises, licenses and privileges necessary to the conduct of its business; and qualify and remain qualified and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.2. Maintenance of Property. In addition to the requirements of any of the Security Documents, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition, other than ordinary wear and tear excepted all buildings, equipment and other tangible real and personal property, and from time to time make or cause to be made all renewals, replacements and additions to such property reasonably necessary for the conduct of its business.

         SECTION 7.3. Insurance. In addition to the requirements of any of the Security Documents, maintain insurance with responsible insurance companies against such risks and in such amounts as are customarily maintained by similar businesses or as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Agent upon its request (a) a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, and (b) a certified copy of the policies of insurance.

         SECTION 7.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 7.5.  Payment and Performance of Obligations. Pay and perform
(a) all Obligations, (b) all taxes, assessments and other governmental charges that may be levied or assessed upon it or its property (other than those being contested in good faith by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP) and (c) all other indebtedness, obligations and liabilities in accordance with customary trade practices the failure to make payment of which could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.6. Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable or necessary to the conduct of its business including, without limitation, all Environmental Laws and all Governmental Approvals required thereunder.

         SECTION 7.7. Environmental Management. In addition to and without limiting the generality of Section 7.6, maintain its business premises (whether leased or owned in fee) free of any Hazardous Materials the removal of which is required under Environmental Laws; and adopt and maintain prudent management, disposal, clean-up and other practices as may be required by Environmental Laws for all other Hazardous Materials located on its business premises.

         SECTION 7.8. Compliance with ERISA. In addition to and without limiting the generality of Section 7.6, make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Benefit Plan; not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Multiemployer Plan; not participate in any prohibited transaction that could result in any material civil penalty under ERISA or material tax under the Code; furnish to the Agent upon the Agent's request such information about any Employee Benefit Plan as may be reasonably requested by the Agent; and operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any material liability to any qualified beneficiary as defined in Section 4980B of the Code.

         SECTION 7.9. Compliance With Agreements. Comply with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, all Material Contracts, where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

         SECTION 7.10. Conduct of Business. Remain engaged primarily in the business of (a) third party administration of healthcare, life and disability plans and the marketing of such plans and any other business reasonably related thereto, including the medical informatics business and (b) other lines of business approved in connection with a Permitted Acquisition.

         SECTION 7.11. Visits and Inspections. Permit representatives of the Agent and Lenders, upon reasonable notice to the Borrower, from time to time during normal business hours, as often as may be reasonably requested, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its partners, principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 7.12.    New Subsidiaries.        Prior to such time as a
Subsidiary of the Borrower (which is not then a Borrower) owns assets in excess of $1,000 or conducts business or consummates any Permitted Acquisition, cause to be executed and delivered to the Agent (i) a supplement substantially in the form attached as Exhibit A to the Pledge Agreement, executed by the Borrower, if the Borrower is the parent thereof, or Exhibit A to the Pledge Agreement executed by HPSI, if HPSI is the parent thereof, or, if such new Subsidiary is not a direct Wholly-Owned Subsidiary of either such Credit Party, an additional Pledge Agreement executed by the parent thereof, in each case pledging 100% of the capital stock of such new Subsidiary in form and content satisfactory to the Agent, (ii) a Subsidiary Guaranty substantially in the form of the Exhibit G, executed by such new Subsidiary and (iii) corresponding closing documents and legal opinions referred to in Section 4.2 with respect to such new Subsidiary and such other documents reasonably requested by the Agent and Required Lenders consistent with the terms of this Agreement, in order that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that the capital stock of such Subsidiary shall become Collateral for the Obligations.

         SECTION 7.13. Dividends. To the extent necessary in order that the Borrower be able to make any payment required hereunder, cause its Subsidiaries to pay dividends or make other cash distributions to the Borrower.

         SECTION 7.14. Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Agent may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent its rights under this Agreement, the Note and the other Loan Documents.

                                  ARTICLE VIII

                              FINANCIAL COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Credit Facility terminated, unless consent has been obtained in the manner set forth in Section 12.12 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

         SECTION 8.1. Leverage Ratio. As of the end of any fiscal quarter of the Borrower during the term of the Credit Facility, permit the Leverage Ratio to exceed 2.50 to 1.00.

         SECTION 8.2. Interest Coverage Ratio. As of the end of any fiscal quarter of the Borrower during the term of the Credit Facility, permit the Interest Coverage Ratio to be less than 3.0 to 1.0.

         SECTION 8.3. Capital Expenditures. Make Capital Expenditures in an aggregate amount in excess of Twelve Million Dollars ($12,000,000) in any Fiscal Year.

                                  ARTICLE IX

                               NEGATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Credit Facility terminated, unless consent has been obtained in the manner set forth in Section 12.12 hereof, the Borrower will not and will not permit any of its Subsidiaries to:

         SECTION 9.1. Limitations on Debt. Create, incur, assume or suffer to exist any Debt other than (a) the Obligations, (b) existing Debt described as of the Closing Date on Schedule 5.1(t) hereto (but not the increase thereof),
(c) the Existing Letters of Credit and any renewal (but not any increase or other material modification that the Required Lenders have not previously approved in writing) thereof, (d) additional letters of credit (with respect to which the Borrower is the account party) issued in connection with Permitted Acquisitions or otherwise in the ordinary cause of business of the Borrower and its Subsidiaries, not to exceed an aggregate amount of $6,000,000 outstanding at any time, (e)

Subordinated Debt of the Borrower which is convertible into common stock thereof not to exceed an aggregate principal amount of $50,000,000 during the term of the Credit Facilities, (f) other Subordinated Debt of the Borrower which shall not exceed an aggregate principal amount of Five Million Dollars ($5,000,000) incurred during the term of the Credit Facility, (g) Debt under any Hedging Agreement reasonably acceptable to the Agent and Required Lenders,
(h) Debt of the Borrower incurred by reason of merger or otherwise assumed in connection with any Permitted Acquisition in an aggregate principal amount not to exceed $15,000,000 during the term of the Credit Facility, the terms and conditions of which (including without limitation any collateral security therefor) shall be reasonably acceptable to the Agent and Lenders, and (i) Debt of the Borrower, other than that provided for in clauses (a) through (h) of this Section, incurred in the ordinary course of business of the Borrower and its Subsidiaries not to exceed an aggregate principal amount of One Million Dollars ($1,000,000) outstanding at any time; provided, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purposes of enabling the Borrower to pay the Obligations.

         SECTION 9.2. Limitations on Guarantees. Other than Guarantees created by the Loan Documents, create, incur, assume or suffer to exist any Guarantee, except indemnity obligations under surety or fidelity insurance coverage (a) set forth on Scheduled 5.1(t) and (b) incurred in the ordinary course of business; provided that the aggregate amount of such indemnity obligations pursuant to clauses (a) and (b) less the amount of any such obligations secured by the Existing Letters of Credit and any additional letters of credit issued pursuant to Section 9.1(d) does not exceed $8,000,000.

         SECTION 9.3. Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its owned property, real or personal (including without limitation capital stock or other ownership interests), whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar claims or to secure the performance of tenders, bids, contracts, statutory obligations and other similar obligations;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e) purchase money Liens securing any purchase money Debt permitted under Section 9.1(i); provided, that the Lien attaches only to the asset being purchased and does not exceed 100% of the purchase price of such asset;

         (f) Liens in favor of the Agent for the benefit of itself and the Lenders arising under the Loan Documents;

         (g) Liens not otherwise permitted by this Section 9.3 and in existence on the Closing Date (i) listed on Schedule 5.1(s) and (ii) which may be reflected on the Lien search reports to be delivered to the Agent and Lenders after the Closing Date as described on Schedule 5.1(s) to the extent that such Liens evidence the interests of lessors under Capital Leases (as long as the corresponding Capital Lease Obligation is otherwise permitted hereunder) and operating leases, in each case in the property subject to such lease, and such other Liens as permitted by the Agent and Required Lenders;

         (h) Liens permitted in accordance with Section 9.1(h) existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary securing Debt permitted by such Section; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and
(ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary; and

         (i) extensions, renewals or replacements of any Lien referred to in clauses (a) through (h) above provided that such extension, renewal or replacement is limited to the property originally encumbered thereby.

         SECTION 9.4. Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary) interests, evidence of Debt or other obligation or security, substantially all or a material portion of the assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist any loans, advances or extensions of credit to, or any accounts or notes receivable from, or any investment in cash or by delivery of property in, any Person; or enter into any commitment or option in respect of the foregoing, except:

         (a) investments by the Borrower in the form of acquisitions of all or substantially all of the business or a line of business of any other Person (whether by the acquisition of capital stock or other equity ownership interests, assets or any combination thereof) which are consummated in accordance with the following requirements of this Section 9.4(a) (any such acquisition, a "Permitted Acquisition"): (i) the acquired Person shall be and substantially all of the acquired assets shall be utilized in the same line of business as the Borrower as described in clause (a) of Section 7.10 or as otherwise approved in writing by the Required Lenders, (ii) no Default or Event of Default shall have occurred and be continuing or be created by the relevant Permitted Acquisition as evidenced by a certificate of the Borrower delivered on the closing date thereof to the Agent and the Required Lenders in form and substance satisfactory to the Agent demonstrating pro forma compliance with the financial covenants set forth in Article VIII and the other terms of the Loan Documents, (iii) a description of the relevant Permitted Acquisition in reasonable detail and the corresponding documentation shall be furnished by the Borrower to the Lenders at least ten Business Days prior to the closing date thereof (to be followed by any changed pages and fully executed copies promptly after the creation thereof) and (iv) the Borrower shall have received the prior written approval of the Required Lenders; provided, that (A) clause (iv) of this Section set forth above shall not be applicable to any Permitted Acquisition the aggregate cash or any other consideration for which is less than Twelve Million Five Hundred Thousand Dollars ($12,500,000) as long as the aggregate cash or any other consideration for such Permitted Acquisition and each other Permitted Acquisition closed during the same Fiscal Year as such Permitted Acquisition does not equal or exceed Twenty-Five Million Dollars ($25,000,000) (provided further that the aggregate cash and other consideration for the Permitted Acquisitions described in clause (B) of this Section set forth below shall not be counted against the amounts contained in this clause (A)) and (B) clause (iv) of this Section set forth above shall not be applicable to the proposed acquisitions of Consolidated Group, Inc. (including certain affiliated companies) and Harrington Services Corporation so long as the Agent and Lenders complete to their satisfaction their legal due diligence with respect to each such acquisition, the Borrower promptly provides such Persons with any information requested thereby in connection therewith, and no information is discovered prior to either such acquisition that, in the opinion of the Agent and Lenders, is materially different from the information provided through the date hereof or would have materially influenced the decision of the Agent and Lenders to permit such acquisition without the prior written consent of the Required Lenders.

         (b) investments in treasury bills, certificates of deposits and bankers acceptances of banks with capital and surplus in excess of $500,000,000, open market commercial paper maturing within ninety (90) days and having the highest or second highest rating of either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill Corporation, (provided that the fair market value of any investment in such commercial paper having the second highest rating of Moody's Investor Service or third highest rating of Standard & Poor's Ratings Group, a Division of McGraw-Hill Corporation shall not exceed ten percent (10%) of the fair market value of all commercial paper investments permitted by this paragraph (b), commercial paper and governmental securities repurchase obligations issued by banks with capital and surplus in excess of $500,000,000 and money market mutual funds and accounts containing solely the investments permitted under this clause (b); and

         (c) investments in Subsidiary Guarantors and the existing loan advances and investments set forth in Schedule 9.4;

         (d)  trade accounts created in the ordinary course of business;

         (e) deposits for utilities under security deposits, leases and similar prepaid expenses incurred in the ordinary course of business;

         (f) loans and advances to employees (i) in connection with reasonable travel and business expenses in the ordinary course of business in an aggregate amount not in excess of $50,000 outstanding at any time or (ii) as permitted by
Section 9.9; and

         (g) other investments (excluding the Medirisk Investment) not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate during the term of the Credit Facility unless otherwise approved in writing by the Required Lenders, such approval not to be unreasonably withheld.

         SECTION 9.5. Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself or suffer any liquidation or dissolution except (a) any Wholly-Owned Subsidiary of the Borrower may merge into the Borrower or with any other Wholly-Owned Subsidiary thereof (provided that a Credit Party is the surviving entity) and (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 9.4.

         SECTION 9.6. Restrictions on Sale of Assets, etc. Sell, lease, transfer, assign, exchange or otherwise dispose of any of its assets (including, without limitation, accounts receivable and any transaction the primary purpose of which is to accomplish the sale-leaseback of any asset) or liquidate, dissolve or enter into any transaction for the purpose of winding up its business affairs other than (a) the sale of assets in the ordinary course of business of the Borrower or applicable Subsidiary (including sales of assets in connection with office consolidations consummated in the ordinary course of business) (b) the sale of obsolete assets no longer used in the business of the Borrower or applicable Subsidiary and (c) any conveyance in connection with a merger permitted by Section 9.5.

         SECTION 9.7. Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock; or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that (a) the Borrower may pay dividends solely in shares of its own capital stock and (b) any Subsidiary of the Borrower may pay cash dividends or make any other cash distribution thereto.

         SECTION 9.8. Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

         SECTION 9.9.  Transactions with Affiliates.  Directly or indirectly,
(a) make any loan or advance to, or purchase, assume or guarantee any note or other obligation to or from, any of its officers, partners or other Affiliates, or to or from any member of the immediate family of any of its officers, partners or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except with respect to each such clause (a) and (b) pursuant to the reasonable requirements of its business (it being hereby agreed that loans to executive officers of the Borrower or its Subsidiaries not to exceed at any one time in an aggregate outstanding principal amount of $500,000 are pursuant to the reasonable requirements of the Borrower's business) and upon fair and reasonable terms that are fully disclosed to the Agent and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 9.10. Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices for the purposes of compliance with the Loan Documents, subject to the provisions of Section 12.10.

         SECTION 9.11. Restrictive Agreements. Enter into any agreement which contains any covenants materially more restrictive than the provisions of Articles VII, VIII and IX hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing Debt permitted by Sections 9.1(h) and 9.1(i) and incurred pursuant to such agreement.

         SECTION 9.12. Material Contracts. Amend, modify, cancel, terminate or otherwise make any change in any Material Contract in any manner that could reasonably be expected to have a Material Adverse Effect.

         SECTION 9.13. Payments, Etc. on Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

                                   ARTICLE X

                              DEFAULT AND REMEDIES

         SECTION 10.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of, or interest on, any Loan or the Notes when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrower shall default in the payment when and as due of any other Obligation and such default shall continue unremedied for five (5) Business Days after the due date thereof.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Credit Party under this Agreement, any





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

Loan Document or Security Document, or any amendment supplement or other modification hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

         (d) Default in Performance of Certain Covenants. Any Credit Party shall (i) default in the performance or observance of any covenant or agreement contained in Articles VIII or IX, as applicable, of this Agreement or (ii) default in any material respect of the performance or observance of any covenant or agreement contained in Sections 5 or 6 of any Pledge Agreement.

         (e) Default in Performance of Other Covenants and Conditions. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Agent.

         (f) Debt Cross-Default. Any Credit Party shall (i) default in the payment of any Debt (other than the Notes) the aggregate outstanding amount of which is in excess of $100,000 beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) the aggregate outstanding amount of which is in excess of $100,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (g) Other Cross-Defaults; Cancellation and Termination. Any Credit Party shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract (other than the Credit Agreement) the breach of which could have a Material Adverse Effect. Any Carrier Contract or other agreement to which the Borrower or any Subsidiary thereof is a party or any group of such Carrier Contracts or agreements which individually or in the aggregate generated an amount equal to or greater than fifteen percent (15%) of the revenue of the





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

Borrower (determined on a Consolidated basis) for the fiscal quarter ending on or most recently ended prior to any date of determination shall be canceled or terminated during the term of the Credit Facility.


         (h) Change of Control. (i) the Borrower shall cease to own and control 100% of the issued and outstanding common stock of HPSI free and clear of any Liens (except as created by the Pledge Agreement executed by the Borrower) or 100% of the voting power of HPSI entitled to vote in the election of members of the board of directors of HPSI or (ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than the Noel Group, Inc. shall obtain ownership or control in one or more series of transactions of more than thirty percent (30%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or more than such percentage of the issued and outstanding common stock of the Borrower.

         (i) Voluntary Bankruptcy Proceeding. Any Credit Party shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any such Person or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (k) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party, or any Credit Party shall so state in writing, or any Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (l) Judgment or Attachment. Any final judgments or orders for the payment of money which exceed $500,000 in an amount individually or in the aggregate shall be entered against any Credit Party by any court or warrants or writs of attachment or execution or similar processes shall be issued against any property of the any Credit Party which exceeds $500,000 in value individually or in the aggregate and such judgments or order warrants or processes as applicable, shall continue undischarged or unstayed for a period of forty-five (45) days.

          (m) Loss of License. Any license for third party administration or utilization review services of the Borrower or any Subsidiary thereof shall be revoked, canceled or otherwise terminated, which event would reasonably be expected to have a Material Adverse Effect.

         SECTION 10.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other





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

Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

         SECTION 10.3. Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.





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


                                   ARTICLE XI

                                   THE AGENT

         SECTION 11.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

         SECTION 11.2. Delegation of Duties. The Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

         SECTION 11.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan

Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Credit Parties.

         SECTION 11.4. Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent.
The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with
Section 12.11 hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 11.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 11.6. Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 11.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such and (to the extent not reimbursed by the Borrower or the Subsidiary Guarantors and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs,

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expenses or disbursements of any kind whatsoever which may at any time
(including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 11.8.  The Agent in Its Individual Capacity.  Subject to
Section 9.1 and the other covenants herein applicable to the Credit Parties, the Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         SECTION 11.9. Resignation of the Agent; Successor Agent. Subject to the appointment and acceptance of a successor as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Agent's giving of notice of resignation, then the Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's





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resignation hereunder as Agent, the provisions of this Section 11.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


                                  ARTICLE XII

                                 MISCELLANEOUS

         SECTION 12.1.  Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy (which telecopy is contemporaneously transmitted by another method of communication permitted by this Section), (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

          (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower:               HealthPlan Services Corporation
                                           3501 Frontage Road
                                           Tampa, Florida  33607
                                           Attention:  James K. Murray, III
                                           Telephone No.:  813/289-1000
                                           Telecopy No.:   813/289-4570

         With a copy to:                   Fowler, White, Gillen, Boggs,
                                             Villareal and Banker, P.A.
                                           501 East Kennedy Blvd.
                                           Tampa, Florida  33601
                                           Attention:  David C. Shobe, Esquire
                                           Telephone No.:  813/228-7411
                                           Telecopy No.:   813/229-9401





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


         If to First Union as              First Union National Bank of
            Agent:                           North Carolina
                                           One First Union Center, TW-10
                                           301 South College Street
                                           Charlotte, North Carolina
                                                   28288-0608
                                           Attention:  Syndication Agency
                                           Services
                                           Telephone No.: 704/383-0281
                                           Telecopy No.:  704/383-0288

         With a copy to:                   The address of First Union set
                                           forth on Schedule 1.1(b) hereto

         If to any Lender:                 To the Address set forth on
                                           Schedule 1.1(b) hereto

         (c) Agent's Office. The Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

         SECTION 12.2. Expenses; Indemnity. The Borrower will pay all reasonable out-of-pocket expenses of the Agent in connection with: (a) the preparation, execution and delivery of any waiver, amendment or consent by the Agent or the Lenders relating to this Agreement or any of the other Loan Documents, including fees and disbursements of counsel for the Agent, search fees, recording fees, taxes imposed in connection therewith and title insurance premiums and (b) upon the occurrence and continuance of an Event of Default, consulting with one or more Persons, including the administration and enforcement of any rights and remedies of the Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants and attorneys concerning or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the other Loan Documents or any factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any of the other Loan Documents or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. In addition, the Borrower will pay all out-of-pocket expenses of the Agent in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Loan Documents, which expenses shall include the fees and disbursements of counsel and of experts and other consultants retained by the Agent and Lenders.

         SECTION 12.3. Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the other Loan Documents or the perfection of any rights thereunder.

         SECTION 12.4. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 12.11 are hereby authorized by the Borrower at any time or from time to time, without prior notice to the Borrower or to any other Person, any such prior notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured excluding government securities required by Applicable Law to be held as security for worker's compensation and similar) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Agent shall have declared any or all of the





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Obligations to be due and payable as permitted by Section 10.2 and although such Obligations shall be contingent or unmatured.

         SECTION 12.5. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 12.6. Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12.1. Nothing in this Section 12.6 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

         SECTION 12.7.  Binding Arbitration; Waiver of Jury Trial.

         (a) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (b) Binding Arbitration. If the provisions of Section 12.7(a) are held to be unenforceable by a final non- appealable judgment of a court of competent jurisdiction, then upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan

Documents ("Disputes"), between or among parties to this Agreement or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale,
(ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 12.8. Reversal of Payments. To the extent the Borrower makes a payment or payments to the Agent for the ratable benefit of the Lenders or the Agent receives any payment or proceeds of the Collateral for the Borrower's benefit which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent.

         SECTION 12.9. Injunctive Relief; Consequential Damages. (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Agent, Lender and Borrower (on behalf of itself and its Subsidiaries) hereby agrees that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         SECTION 12.10. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine whether it is in compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 12.11.  Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Agent and the Borrower, which consents shall not be unreasonably withheld (as long as no Default or Event of Default has occurred and is continuing), assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that:

              (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

             (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $10,000,000;

            (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit E attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

             (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

              (v) the assigning Lender shall pay to the Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit E:

              (i)         accept such Assignment and Acceptance;

             (ii) record the information contained therein in the Register;

            (iii) give prompt notice thereof to the Lenders and the Borrower; and

             (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Notes held by it); provided that:

              (i) each such participation shall be in an amount not less than $5,000,000 unless such participation is to an Affiliate in which case no minimum amount shall be required;

             (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

            (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

             (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;


              (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

             (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

            (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Disclosure of Information; Confidentiality. The Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 12.11, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 12.12. Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and delivered to the Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans, (b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (c) reduce the rate of interest or fees payable on any Loan, (d) permit any subordination of the principal or interest on any Loan,
(e) release any material portion of the Collateral or release any Security Document (other than as specifically permitted in this Agreement or the applicable Security Document) or (f) amend the provisions of this Section 12.12 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of
Article XI shall be made without the written consent of the Agent.

         SECTION 12.13. Performance of Duties. The Credit Parties' obligations under this Agreement and each of the Loan Documents shall be performed by the Credit Parties at their sole cost and expense.

         SECTION 12.14. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agent and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 12.15. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article

XII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

         SECTION 12.16. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 12.17. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 12.18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 12.19. Term of Agreement; Independent Effect. (a) This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         (b) The Credit Parties expressly acknowledge and agree that each covenant contained in Articles VII, VIII and IX hereof shall be given independent effect. Accordingly, no Credit Party shall engage in any transaction or other act otherwise permitted under any covenant contained in any such Article if, before or after giving effect thereto, such Credit Party shall or would be in breach of any other covenant contained in any such Article.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized representatives, all as of the day and year first written above.


                                  BORROWER:

[CORPORATE SEAL]                  HEALTHPLAN SERVICES CORPORATION




                                   By: /s/ James K. Murray III
                                      -------------------------------
                                      Name:    James K. Murray, III
                                      Title: Executive Vice President
                                      Chief Financial Officer

                                   FIRST UNION NATIONAL BANK OF NORTH
                                   CAROLINA, as Agent and Lender




                                   By: /s/ Joseph H. Gawel
                                       ------------------------------
                                       Name:  Joseph H. Gawel
                                       Title: S.V.P.

                                   BARNETT BANK OF TAMPA, A STATE BANK,
                                     ITS SUCCESSORS OR ASSIGNS, as
                                   Lender




                                   By: /s/ Kimberly A. Bruce
                                       -------------------------------
                                       Name:  Kimberly A. Bruce
                                       Title: A.V.P.

                                   FLEET BANK, N.A., as Lender




                                   By: /s/  Peter C. Hall
                                      ----------------------------
                                      Name:  Peter C. Hall
                                      Title: V.P.

                                   NATIONSBANK, N.A., as Lender



                                   By: /s/ Drew Severance
                                       -----------------------------
                                       Name:  Drew Severance
                                       Title: V.P.

                                   SOUTHTRUST BANK OF ALABAMA,
                                   NATIONAL ASSOCIATION, as Lender




                                   By: /s/ Martin D. Gawel
                                       -----------------------------
                                       Name:  Martin D. Gawel
                                       Title: A.V.P.

                    SCHEDULE 1.1(b): LENDERS AND COMMITMENTS

                          COMMITMENT
                         AND COMMITMENT
LENDER                    PERCENTAGE                        ADDRESS
------                    ----------                        -------
First Union                $15,000,000                      One First Union Center, TW-19
  National Bank                20%                          301 South College Street
  of North Carolina                                         Charlotte, North Carolina 28288-0735
                                                            Attention:  Tammy B. Anderson
                                                            Telephone No.:  704/374-6928
                                                            Telecopy No.:   704/383-9144

Barnett Bank of            $15,000,000                      101 East Kennedy Boulevard
 Tampa, a State                20%                          Tampa, Florida
 Bank, its successors                                       33680-3014
 and assigns                                                Attention:  Kim Bruce
                                                            Telephone No.:  813/225-8136
                                                            Telecopy No.:   813/225-8752

Fleet Bank, N.A.           $15,000,000                      56 East 42nd Street
                                20%                         New York, New York
                                                            10017
                                                            Attention:  Peter Hall
                                                            Telephone No.:  212/907-5118
                                                            Telecopy No.:   212/907-5614

NationsBank, N.A.          $15,000,000                      Nationsbank Corporate Center
  (South)                      20%                          400 N. Ashley Drive, 2nd Floor
                                                            Tampa, Florida
                                                            33602
                                                            Attention:  Drew Severance
                                                            Telephone No.:  813/224-5131
                                                            Telecopy No.:   813/224-5770

SouthTrust Bank            $15,000,000                      150 Second Avenue North
 of Alabama,                   20%                          Suite 450
 National Association                                       St. Petersburg, Florida
                                                            33701
                                                            Attention:  Martin D. Gawel
                                                            Telephone No.:  813/823-8237
                                                            Telecopy No.:   813/898-5319

                                FIRST AMENDMENT

         THIS FIRST AMENDMENT to the Credit Agreement referred to below (this "First Amendment"), is made and entered into as of this 1 day of July, 1996 by and among HEALTHPLAN SERVICES CORPORATION, a corporation organized under the laws of Delaware (the "Borrower"), certain subsidiaries of the Borrower identified on the signature pages hereto, the Lenders party to such Credit Agreement, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent for the Lenders.


                              Statement of Purpose

         The Lenders have extended certain credit facilities to the Borrower pursuant to the Credit Agreement dated as of May 17, 1996 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Lenders and the Agent.

         The Borrower has requested that the Lenders amend the Credit Agreement to increase the Aggregate Commitment thereunder to Eighty-Five Million Dollars ($85,000,000), and the Lenders have agreed to do so, but only on the terms and conditions set forth below in this Amendment.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. (a) All capitalized undefined terms used in this First Amendment shall have the meanings assigned thereto in the Credit Agreement, (b) "Effective Date" means the date of this Amendment or such later Business Day upon which each condition described below shall be satisfied or waived in a manner acceptable to the Agent and required Lenders and (c) "Harrington Acquisition" means the acquisition of 100% of the outstanding capital stock of Harrington Services Corporation by HealthPlan Services Corporation pursuant to that Plan and Agreement of Merger dated May 28, 1996 among such entities, HealthPlan Services Alpha Corporation and Robert Chefitz.

          2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

         (a) Section 1.1 is hereby amended by deleting the defined term "Aggregate Commitment" and substituting the following in lieu thereof the following:

        "`Aggregate Commitment' means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Effective Date, the Aggregate Commitment shall be Eighty-Five Million Dollars ($85,000,000)."

         (b) Section 1.1 is hereby amended to insert the following defined term in the correct alphabetical order:

         "`Effective Date' shall have one meaning given thereto in the First Amendment hereto dated as of July 1, 1996 by and among the Borrower, the Lenders and the Agent."

         (c) Schedule 1.1(b) is hereby deleted in its entirety and Schedule 1.1(b) attached hereto shall be substituted in lieu thereof.

         (e)     Section 9.1 is hereby amended to delete clause (h) of Section
9.1 and to substitute the following in lieu thereof:

         "(h) Debt of the Borrower incurred by reason of merger or otherwise assumed in connection with any Permitted Acquisition in an aggregate principal amount not to exceed $7,000,000 during the term of the Credit Facility, the terms and conditions of which (including without limitation any collateral security therefor) shall be reasonably acceptable to the Agent and Lenders, and"

         3. Conditions. The effectiveness of this Amendment shall be conditioned upon delivery to the Agent of the following items:

                 (a) Promissory Notes. The Borrower shall issue and deliver to the Agent, in exchange for the Promissory Notes issued on the Closing Date, duly executed Promissory Notes payable to each Lender in the amount of such Lender's respective Commitment as increased hereby.

                 (b) Upfront Fees. The Agent shall receive on the Effective Date for the account of the Lenders an upfront fee for each Lender equal to one-eighth of one percent (1/8%) of Ten Million Dollars ($10,000,000).

                 (c) Certificate of the Borrower. The Agent shall have received a certificate dated as of the Effective Date from the Borrower, in form and substance satisfactory to the Agent, certifying on behalf of the Credit Parties that all representations and warranties of the Credit Parties contained in this Amendment and the Loan Documents are true and correct in all material respects; that no Credit Party is in violation of any of the covenants contained in the other Loan Documents; that, after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing; and that the Credit Parties have satisfied each of the closing conditions regarding the First Amendment to be satisfied thereby.

                 (d) Certificate of Secretary of the Credit Parties. The Agent shall have received a certificate of the secretary or assistant secretary of each Credit Party certifying on behalf of such Credit Party, as applicable, that the articles of incorporation and bylaws of such Credit Party delivered to the Agent on May 17, 1996 have not been repealed, revoked, rescinded or amended in any respect; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party, authorizing the execution, delivery and performance of this Amendment and the continued effectiveness of the other Loan Documents; and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which such Credit Party is a party.

                 (e) Opinions of Counsel. The Agent shall have received favorable opinions of counsel to the Credit Parties, dated as of the Effective Date and addressed to the Agent and Lenders, in form and substance satisfactory to the Agent.

                 (f) Joinder. Completion by the Borrower to the satisfaction of the Agent of the requirements of Section 7.12 of the Credit Agreement with respect to the Harrington Acquisition.

                 (g) Acquisition Agreement. Completion to the satisfaction of the Agent of the transactions set forth in Section 7.2 of the Agreement and Plan of Merger referred to in the definition of Harrington Acquisition and any other closing condition set forth therein.

                 (h) Pay Off. Receipt of a pay-off letter from Fifth Third Bank of Columbus in form and substance satisfactory to the Agent with respect to any indebtedness owing to such bank from Harrington Services Corporation or any Subsidiary thereof.

                 (i) Additional Items. Receipt by the Agent of any other document or instrument reasonably requested by it in connection with the execution of this Amendment.

         4. Limited Amendment. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Documents or (b) to prejudice any other right or rights which the Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.


         5. Representations and Warranties. By its execution hereof, the Borrower hereby certifies on behalf of itself and the other Credit Parties that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that as of the date hereof no Default or Event of Default has occurred and is continuing.


         6. Confirmation of Security Documents. Each Credit Party hereby agrees and confirms that the definition of Obligations as used in each Pledge Agreement and Subsidiary Guaranty Agreement to which it is a party includes the Credit Agreement as amended hereby.

         7. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Agent in connection with the preparation, execution and delivery of this First Amendment, including without limitation, the reasonable fees and disbursements of counsel for the Agent.

         8. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         9. Counterparts. This First Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date and year first above written.


                                   BORROWER:

[CORPORATE SEAL]                   HEALTHPLAN SERVICES CORPORATION




                                   By: /s/ James K. Murray, III
                                      -------------------------------
                                      Name:    James K. Murray, III
                                      Title: Executive Vice President
                                      and Chief Financial Officer


                                   OTHER CREDIT PARTIES:

                                   HEALTHPLAN SERVICES, INC.


                                   By: /s/ James K. Murray, III
                                      -------------------------------
                                      Name: James K. Murray, III
                                      Title: EVP & CFO


                                   HEALTHCARE INFORMATICS CORPORATION


                                   By: /s/ James K. Murray, III
                                      -------------------------------
                                      Name: James K. Murray, III
                                      Title: E.V.P.


                                   THIRD PARTY CLAIMS MANAGEMENT, INC.


                                   By: /s/ James K. Murray, III
                                      -------------------------------
                                      Name: James K. Murray, III
                                      Title: E.V.P.

                                   FIRST UNION NATIONAL BANK OF NORTH
                                   CAROLINA, as Agent and Lender




                                   By: /s/ Joseph Towell
                                      --------------------------------
                                      Name: Joseph Towell
                                      Title: SVP

                                   BARNETT BANK OF TAMPA, A STATE BANK,
                                      ITS SUCCESSORS OR ASSIGNS, as
                                   Lender




                                   By: /s/ Kimberly A. Bruce
                                       ------------------------------
                                      Name:  Kimberly A. Bruce
                                      Title: A.V.P.

                                   FLEET BANK, N.A., as Lender




                                   By: /s/ Alex Sade
                                       --------------------------------
                                       Name:  Alex Sade
                                       Title: V.P.

                                   NATIONSBANK, N.A. (SOUTH), as Lender



                                   By: /s/ Drew Severence
                                       --------------------------------
                                       Name:  Drew Severence
                                       Title: V.P.

                                   SOUTHTRUST BANK OF ALABAMA,
                                   NATIONAL ASSOCIATION, as Lender




                                   By: /s/ Martin D. Gawel
                                      --------------------------------
                                      Name: Martin D. Gawel
                                      Title: AVP

                    SCHEDULE 1.1(b): LENDERS AND COMMITMENTS

                          COMMITMENT
                        AND COMMITMENT
LENDER                    PERCENTAGE                          ADDRESS
------                    ----------                          -------
First Union                $17,000,000                      One First Union Center, TW-19
  National Bank                20%                          301 South College Street
  of North Carolina                                         Charlotte, North Carolina
                                                            28288-0735
                                                            Attention:  Tammy B. Anderson
                                                            Telephone No.:  704/374-6928
                                                            Telecopy No.:   704/383-9144

Barnett Bank of            $17,000,000                      101 East Kennedy Boulevard
 Tampa, a State                20%                          Tampa, Florida
 Bank, its successors                                       33680-3014
 and assigns                                                Attention:  Kim Bruce
                                                            Telephone No.:  813/225-8136
                                                            Telecopy No.:   813/225-8752

Fleet Bank, N.A.           $17,000,000                      56 East 42nd Street
                               20%                          New York, New York
                                                            10017
                                                            Attention:  Peter Hall
                                                            Telephone No.:  212/907-5118
                                                            Telecopy No.:   212/907-5614

NationsBank,               $17,000,000                      Nationsbank Corporate Center
 N.A., (South)                 20%                          400 N. Ashley Drive, 2nd Floor
                                                            Tampa, Florida
                                                            33602
                                                            Attention:  Drew Severance
                                                            Telephone No.:  813/224-5131
                                                            Telecopy No.:   813/224-5770

SouthTrust Bank            $17,000,000                      150 Second Avenue North
 of Alabama,                   20%                          Suite 450
 National Association                                       St. Petersburg, Florida
                                                            33701
                                                            Attention:  Martin D. Gawel
                                                            Telephone No.:  813/823-8237
                                                            Telecopy No.:   813/898-5319

                                SECOND AMENDMENT

         THIS SECOND AMENDMENT to the Credit Agreement referred to below (this "Second Amendment"), is made and entered into as of this 26 day of September, 1996 by and among HEALTHPLAN SERVICES CORPORATION, a corporation organized under the laws of Delaware (the "Borrower"), certain Subsidiaries of the Borrower identified on the signature pages hereto, the Lenders party to such Credit Agreement, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent for the Lenders.


                              Statement of Purpose

         The Existing Lenders have extended certain credit facilities to the Borrower pursuant to the Credit Agreement dated as of May 17, 1996 (as amended by the First Amendment thereto dated July 1, 1996 (the "First Amendment"), and as may be further amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Lenders party thereto on the Closing Date (the "Existing Lenders"), and the Agent.

         The Borrower has requested that the Lenders amend the Credit Agreement to, among other things, increase the Aggregate Commitment thereunder to One Hundred Seventy-Five Million Dollars ($175,000,000), and the Lenders have agreed to do so, but only on the terms and conditions set forth below in this Second Amendment.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. (a) All capitalized undefined terms used in this Second Amendment shall have the meanings assigned thereto in the Credit Agreement and (b) "Second Amendment Effective Date" means the date of this Second Amendment or such later Business Day upon which each condition described below in Section 4 shall be satisfied or waived in a manner acceptable to the Agent and Required Lenders.

         2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

         (a) Section 1.1 is hereby amended by deleting the definition of "Aggregate Commitment" in its entirety and substituting the following in lieu thereof:

         "`Aggregate Commitment' means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Second Amendment Effective Date, the Aggregate Commitment shall be One Hundred and Seventy-Five Million Dollars ($175,000,000)."

         (b) Section 1.1 is hereby amended by deleting the definition of "Capital Expenditures" in its entirety and substituting the following in lieu thereof:

         "`Capital Expenditures' means, with respect to a Person and its Subsidiaries for any period, the aggregate cost of replacement or acquisition of all Capital Assets of such Person and its Subsidiaries during such period, determined on a Consolidated basis in accordance with GAAP; provided that for purposes of calculating the Interest Coverage Ratio hereunder, the Capital Expenditure Add-Back shall be added to Capital Expenditures for each fiscal quarter commencing with the fiscal quarter ending on December 31, 1996 through and including the fiscal quarter ending December 31, 1999."

         (c) Section 1.1 is hereby amended by deleting the definition of "Earnings Multiple" in its entirety and substituting the following in lieu thereof:

         "`Earnings Multiple' means, as of any date of determination, Pro Forma EBITDA times three (3)."

         (d) Section 1.1 is hereby amended by deleting the definition of "Pro Forma EBITDA" in its entirety and substituting the following in lieu thereof:

         "'Pro Forma EBITDA' means, as of any date of determination, EBITDA for the period of four consecutive fiscal quarters ending on, or immediately prior to, such date of determination, as set forth on the applicable Officer's Compliance Certificate and financial statements attached thereto, including on a pro forma basis EBITDA for such period attributable to any Permitted Acquisition; provided that (a) EBITDA attributable to any Permitted Acquisition (i) for the calendar month during which such Permitted Acquisition is consummated shall be included in Pro Forma EBITDA on an actual or pro forma basis as determined in accordance with GAAP, (ii) for any calendar month following such Permitted Acquisition which is part of the same fiscal quarter during which such Permitted Acquisition is consummated shall be included in Pro Forma EBITDA on an actual basis and (b) the Acquisition Restructuring Charge (or any reversal of any portion thereof) shall be excluded, during the fiscal quarter or quarters, as applicable, in which such charge (or reversal) is treated as expensed (or reversed) by the Borrower, from the calculation of Pro Forma EBITDA and such treatment of the Acquisition Restructuring Charge shall remain in effect for each subsequent calculation of Pro Forma EBITDA which includes any such fiscal quarter."

         (e) Section 1.1 is hereby amended by inserting the following defined term in the correct alphabetical order:

         "`Acquisition Restructuring Charge' means an amount equal to the total restructuring charges, as described in column B of Exhibit I hereto, expensed in connection with the acquisitions by the Borrower of Consolidated Group, Inc. (including certain affiliated companies) and Harrington Services Corporation in an aggregate amount not to exceed Thirteen Million Six Hundred Ninety-Five Thousand One Hundred Eighty-Seven Dollars ($13,695,187); provided such charges are expensed by the Borrower no later than the fiscal quarter ending on December 31, 1996."

         "` Capital Expenditure Add-Back' means an amount equal to the Acquisition Restructuring Charge divided by twelve (12); provided, that if any portion of the Acquisition Restructuring Charge is subsequently reversed (and thus added back to income), the Capital Expenditure Add-Back shall be reduced by the amount of such reversal divided by the total number of fiscal quarters from such reversal date (including the quarter in which such reversal is taken) through and including the fiscal quarter ending December 31, 1999."

         "`Second Amendment Effective Date' shall have the meaning given thereto in the Second Amendment hereto dated as of September __, 1996 by and among the Borrower, the Lenders and the Agent."

         (f) Schedule 1.1(b) is hereby deleted in its entirety and Schedule 1.1(b) attached hereto shall be substituted in lieu thereof.

         (g) Section 8.1 is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

         "Section 8.1 Leverage Ratio. As of the end of any fiscal quarter of the Borrower during the corresponding time period, permit the Leverage Ratio to exceed (a) 2.50 to 1.00 from the Closing Date through June 29, 1996 and (b) 3.00 to 1.00 at June 30, 1996 and thereafter."

         (h) Section 8.3 is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

         "Section 8.3. Capital Expenditures. Make Capital Expenditures during any period of four consecutive fiscal quarters ending during the applicable period set forth below in an aggregate amount in excess of the corresponding amount set forth below:



                 From the Second Amendment
                   Effective Date through
                   December 31, 1999                                $12,450,000

                 January 1, 2000 and
                   thereafter                                       $17,000,000"



         3. Additional Lenders; Commitments. The Fifth Third Bank of Columbus and SunTrust Bank, Tampa Bay (collectively, the "Additional Lenders") are hereby added as "Lenders" under the Credit Agreement as if each such Additional Lender was a Lender party thereto on the Closing Date. Each Lender shall have the Commitment set forth opposite its name on Schedule 1.1(b) hereto. On the Second Amendment Effective Date, the Agent shall effect such transfers of funds as are necessary in order that the outstanding Loans reflect the Commitments of all the Lenders as set forth herein.


         4. Conditions. The effectiveness of this Second Amendment shall be conditioned upon satisfaction of the following conditions:

                 (a) Promissory Notes and Delivery Affidavits. The Borrower shall have issued and delivered to the Agent duly executed Promissory Notes payable to each Lender in the amount of such Lender's respective Commitment as set forth in this Second Amendment. Each Existing Lender shall return to the Agent for cancellation and forwarding to the Borrower each Promissory Note delivered thereto in connection with the First Amendment. Further, the Borrower shall have executed and delivered all delivery affidavits and such other documents evidencing execution and delivery of such Promissory Notes as are reasonably requested by any Lender.

                 (b) Upfront Fees. The Agent shall have received (a) for the account the Lenders an amendment fee of Five Thousand Dollars ($5,000) for each Lender, (b) for the account of the Existing Lenders an upfront fee equal to one-eighth of one percent (1/8%) of the incremental portion of such Existing Lender's Commitment as increased by this Second Amendment and (c) for the account of the Additional Lenders an upfront fee equal to one-eighth of one percent (1/8%) of the Commitment of such Additional Lenders.

                 (c) Certificate of the Borrower. The Agent shall have received a certificate dated as of the Second Amendment Effective Date from the Borrower, in form and substance satisfactory to the Agent, certifying on behalf of the Credit Parties that all representations and warranties of the Credit Parties contained in this Amendment and the Loan Documents are true and correct in all material respects; that no Credit Party is in violation of any of the covenants contained in the other Loan Documents; that, after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing; and that the Credit Parties have satisfied each of the closing conditions regarding the Second Amendment to be satisfied thereby.

                 (d) Certificate of Secretary of the Credit Parties. The Agent shall have received a certificate of the secretary or assistant secretary of each Credit Party dated as of the Second Amendment Effective Date certifying on behalf of such Credit Party, as applicable, that the articles of incorporation and bylaws of such Credit Party previously delivered to the Agent have not been repealed, revoked, rescinded or amended in any respect since such delivery date; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party, authorizing the execution, delivery and performance of this Amendment and the continued effectiveness of the other Loan Documents; and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which such Credit Party is a party.

                 (e) Opinions of Counsel. The Agent shall have received favorable opinions of counsel to the Credit Parties, dated as of the Second Amendment Effective Date and addressed to the Agent and Lenders, in form and substance satisfactory to the Agent.

                 (f) Additional Items. Receipt by the Agent of any other document or instrument reasonably requested by it in connection with the execution of this Amendment.

         5. Limited Amendment. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Second Amendment shall not be deemed
(a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Documents or
(b) to prejudice any other right or rights which the Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.


         6. Representations and Warranties. By its execution hereof, the Borrower hereby certifies on behalf of itself and the other Credit Parties that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that as of the date hereof no Default or Event of Default has occurred and is continuing.


         7. Confirmation of Security Documents. Each Credit Party hereby agrees and confirms that the definition of Obligations as used in each Pledge Agreement and Subsidiary Guaranty Agreement to which it is a party includes the Credit Agreement as amended hereby.

         8. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Agent in connection with the preparation, execution and delivery of this Second Amendment, including without limitation, the reasonable fees and disbursements of counsel for the Agent.

         9. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         10. Counterparts. This Second Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date and year first above written.


                                   BORROWER:

[CORPORATE SEAL]                   HEALTHPLAN SERVICES CORPORATION




                                   By:   /s/ James K. Murray, III
                                      -------------------------------
                                      Name:  James K. Murray, III
                                      Title: Executive Vice President
                                      and Chief Financial Officer


                                   OTHER CREDIT PARTIES:

[CORPORATE SEAL]                   HEALTHPLAN SERVICES, INC.


                                   By:  /s/ James K. Murray, III
                                      -------------------------------
                                      Name: James K. Murray, III
                                      Title: EVP & CFO


[CORPORATE SEAL]                   HEALTHCARE INFORMATICS CORPORATION


                                   By:  /s/ James K. Murray, III
                                      -------------------------------
                                      Name: James K. Murray, III
                                      Title: EVP



[CORPORATE SEAL]                   THIRD PARTY CLAIMS MANAGEMENT, INC.


                                   By:  /s/ James K. Murray, III
                                      -------------------------------
                                      Name: James K. Murray, III
                                      Title: EVP

[CORPORATE SEAL]                   HARRINGTON SERVICES CORPORATION


                                   By: /s/ James K. Murray III
                                       ---------------------------
                                       Name:  James K. Murray, III
                                       Title: E.V.P.



[CORPORATE SEAL]                   R.E. HARRINGTON, INC.


                                   By: /s/ James K. Murray III
                                       ---------------------------
                                       Name:  James K. Murray III
                                       Title: E.V.P.




[CORPORATE SEAL]                   AMERICAN BENEFIT PLAN ADMINISTRATORS, INC.


                                   By: /s/ James K. Murray III
                                       ---------------------------
                                       Name:  James K. Murray III
                                       Title: E.V.P.



[CORPORATE SEAL]                   PROHEALTH, INC.


                                   By: /s/ James K. Murray III
                                       ---------------------------
                                       Name:  James K. Murray III
                                       Title: E.V.P.

[CORPORATE SEAL]                   EMPLOYEE BENEFIT SERVICES, INC.


                                   By: /s/ James K. Murray III
                                       ---------------------------
                                       Name:  James K. Murray III
                                       Title: E.V.P.

[CORPORATE SEAL]                   CONSOLIDATED GROUP, INC.


                                   By: /s/ James K. Murray III
                                       ----------------------------
                                      Name:  James K. Murray III
                                      Title: EVP


[CORPORATE SEAL]                   GROUP BENEFIT ADMINISTRATORS INSURANCE
                                    AGENCY, INC.


                                   By: /s/ James K. Murray III
                                       ----------------------------
                                      Name:  James K. Murray III
                                      Title: EVP


[CORPORATE SEAL]                   CONSOLIDATED GROUP CLAIMS, INC.


                                   By: /s/ James K. Murray III
                                       ----------------------------
                                      Name:  James K. Murray III
                                      Title: EVP



[CORPORATE SEAL]                  CONSOLIDATED HEALTH COALITION, INC.


                                   By: /s/ James K. Murray III
                                       ----------------------------
                                      Name:  James K. Murray III
                                      Title: EVP

                                   FIRST UNION NATIONAL BANK OF NORTH
                                   CAROLINA, as Agent and Lender




                                   By: /s/ Gail M. Doughty
                                       ----------------------------
                                      Name:  Gail M. Doughty
                                      Title: SVP

                                   BARNETT BANK, N.A.,
                                   (as successor by merger to Barnett
                                    Bank of Tampa, a State Bank), as
                                    Lender



                                   By:   /s/ Kimberly A. Bruce
                                      -----------------------------
                                      Name:  Kimberly A. Bruce
                                      Title: AVP

                                   FLEET BANK, N.A., as Lender

                                   By:   /s/ Cameron D. Gateman
                                      -----------------------------
                                      Name:  Cameron D. Gateman
                                      Title: V.P.

                                   NATIONSBANK, N.A. (SOUTH), as Lender


                                   By:   /s/ James E. Harden
                                      -----------------------------
                                      Name:  James E. Harden
                                      Title: V.P.

                                   SOUTHTRUST BANK OF ALABAMA,
                                   NATIONAL ASSOCIATION, as Lender




                                   By: /s/ Martin D. Gawel
                                       -----------------------------
                                       Name:  Martin D. Gawel
                                       Title: A.V.P.

                                   SUNTRUST BANK, TAMPA BAY, as Lender



                                   By: /s/ Jorge Arneta
                                      -----------------------------
                                      Name:  Jorge Arneta
                                      Title: V.P.

                                  THE FIFTH THIRD BANK
                                  OF COLUMBUS, as Lender

                                   By: /s/ Charles D. Hale
                                       -----------------------------
                                       Name: Charles D. Hale
                                       Title: V.P.